                                                     REGISTRATION NO. 333-08393

 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                 VOXWARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
          DELAWARE                      7373                    36-3934824
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD          (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
        ORGANIZATION)               CODE NUMBER)

                             305 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                (609) 514-4100
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               MICHAEL GOLDSTEIN
                                 VOXWARE, INC.
                             305 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                (609) 514-4100
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                WITH COPIES TO:
           PAUL JACOBS, ESQ.                    GREGORY D. SHEEHAN, ESQ.
      FULBRIGHT & JAWORSKI L.L.P.                     ROPES & GRAY
           666 FIFTH AVENUE                      ONE INTERNATIONAL PLACE
       NEW YORK, NEW YORK 10103                BOSTON, MASSACHUSETTS 02110
          TEL.: 212-318-3000                       TEL.: 617-951-7000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the Company's estimates (other than the SEC registration fee and the NASD filing fee) of the expenses in connection with the issuance and distribution of the shares of Common Stock being registered, other than underwriting discounts and commissions:

   SEC registration fee............................................... $ 15,466
   NASD filing fee....................................................    4,180
   Nasdaq National Market listing fee.................................   50,000
   Printing and engraving expenses....................................  125,000
   Legal fees and expenses............................................  225,000
   Accounting fees and expenses.......................................  120,000
   Blue sky fees and expenses.........................................   20,000
   Transfer agent and registrar fees..................................    4,000
   Directors and officers insurance fees..............................  180,000
   Miscellaneous expenses.............................................    6,354
                                                                       --------
     Total............................................................ $750,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in Section 145 of the DGCL, the Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

  Each of the Employment Agreements with Messrs. Goldstein, Traub, Aguilar, Ott and Whittington provides for indemnification to the maximum extent permitted by applicable law. The Company will enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, the indemnification agreements will provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

  The indemnification provisions in the Company's Certificate of Incorporation, By-Laws, the indemnification agreements to be entered into between the Company and its directors and executive officers and each of the Employment Agreements with Messrs. Goldstein, Traub, Aguilar, Ott and Whittington, may permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  The Company currently expects to carry director and officer liability insurance following this offering.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  During the past three years, the following shares were sold by the Company without registration under the Securities Act of 1933, as amended (the "Act"). All references to shares of the Company's Common Stock give effect to a sixty thousand for one share stock split effected on December 8, 1993 but do not give effect to the one-for-two share stock split effected on September 19, 1996.

  (a) From August 1993 to January 1994, an aggregate of 6,245,000 shares of the Company's Common Stock were sold by the Company for an aggregate of $33,507, as follows:

   SHAREHOLDER                                                  NUMBER OF SHARES
   -----------                                                  ----------------
   J. Gerard Aguilar...........................................    3,480,000
   Jordan S. and Maria T. Davis ...............................      840,000
   Mitchell Davis..............................................      840,000
   Kenneth H. Traub............................................      840,000
   Michael Goldstein...........................................      125,000
   Allen Gersho................................................      120,000
                                                                   ---------
                                                                   6,245,000
                                                                   =========

  The Company relied on the exemption from registration set forth in Section 4(2) of the Act. No fees were paid in connection with the foregoing sales of securities.

  (b) In March 1994, the Company sold an aggregate of 2,000,000 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at a purchase price of $0.75 per share. The Company sold units to the following persons at a price of $0.25 per unit.

  UNITHOLDER                                                     NUMBER OF UNITS
  ----------                                                     ---------------
  Lester Youner.................................................       40,000
  Stuart P. Milsten.............................................       35,000
  William R. Davis and Sheila Davis.............................       35,000
  Igor Stenmark.................................................       40,000
  Peter W. Ryan.................................................       30,000
  Arie Genger...................................................      100,000
  Herbert Goldstein.............................................       60,000
  David J. Roux.................................................       80,000
  Paul Jacobs...................................................       60,000
  Lawrence A. Spector...........................................       20,000
  Edward Goldstein..............................................       60,000
  Eric Schreiber................................................       20,000
  Mitchell Napack...............................................       30,000
  Peter M. Wood.................................................      100,000
  Steven Bier...................................................       30,000
  Lois B. Hoffner...............................................       30,000
  Voice Tech Ventures...........................................      280,000
  Abel Aguilar..................................................       80,000
  Alec Gindis...................................................      200,000
  Burton and Elaine Traub.......................................       20,000
  George and Lorraine Zimmerman.................................       10,000
  Alan Gelband..................................................       60,000
  Alan Gelband Co. Defined Contribution Pension Plan & Trust....       60,000
  Richard W. Kates..............................................       20,000
  John M. McMahon...............................................       40,000
  Terrence L. Mealy.............................................       20,000
  Dr. Gary S. Traub.............................................       10,000
  Paul Traub....................................................       10,000
  Marvin Haas...................................................      110,000
  John Bendik...................................................       40,000
  Harry Krensky and Linda Krensky...............................       20,000
  Michael Bernstein.............................................       10,000
  Bohemond Corp.................................................      100,000
  David Handler.................................................       20,000
  Stanley Davis and Silvia Davis................................       10,000
  Thomas Hardy..................................................      110,000
                                                                    ---------
                                                                    2,000,000
                                                                    =========

The Company relied on the exemption from registration set forth in Section 4(2) of the Act. No fees were paid in connection with the foregoing sales of securities.

  (c) From November 1994 through February 1995, the Company sold an aggregate of 3,300,000 shares of Common Stock to the following persons at a price of $0.75 per share:

   SHAREHOLDER                                                  NUMBER OF SHARES
   -----------                                                  ----------------
   Diego and Irene Alvarez.....................................      20,000
   Hormozan Aprin, M.D. and Mahmaz Aprin.......................     100,000
   Robert E. and Debra A. Balducci.............................      10,000
   John E. Bendik..............................................      51,000
   Ennius E. Bergsman..........................................      40,000
   Steven J. Bier..............................................      30,000
   Mark A. and Maribeth Brostowski.............................      30,000
   Joel A. and Karen Ann Budin.................................      50,000
   John F. Burton..............................................     100,000
   Capital Express, L.L.C......................................     100,000
   James A. and JoAnn A. Cohen.................................     100,000
   Joseph Coler DC.............................................      14,000
   Kevin Collins...............................................      10,000
   Smith Barney, Inc. IRA Custodian FBO J. Douglas Cox.........      40,000
   Kathryn A. and J. Douglas Cox...............................      34,000
   Kathryn A. Cox M.D. PC Retirement Trust.....................      26,000
   Keith Eisenstark and Mary Beth Walsh........................      10,000
   Leonard G. Epstein..........................................      35,000
   Sheryl Fischer..............................................       4,000
   Mark H. Folit...............................................      20,000
   Wayne J. and Deborah R. Friedman............................      67,000
   Jeffrey Garber..............................................      10,000
   David Gardner...............................................      20,000
   Scott M. Gibson.............................................      10,000
   Louis M. Gidding............................................      10,000
   Alec Gindis.................................................     100,000
   Daniel Paul Goldman.........................................      20,000
   Michael Goldman.............................................      20,000
   Edward Goldstein............................................      50,000
   Steven J. Golub.............................................      50,000
   Ira A. Gomberg..............................................      40,000
   Richard L. Green............................................      14,000
   Harlan T. Greenman..........................................       7,000
   Natalie J. Greenman.........................................       7,000
   Steven M. Grossman..........................................      20,000
   Eugene and Joan Gyesky......................................      20,000
   Dhananjay Hajela............................................      60,000
   Thomas Hardy................................................      70,000
   Paul D. Harris..............................................      70,000
   Glenn H. Hutchins...........................................      50,000
   Darlynn L. Johnson..........................................      26,000
   Beth Kaplan.................................................      50,000
   Richard W. Kates............................................      67,000
   Gary H. and Cindy S. Katz...................................       7,000
   Edward Klimerman............................................      42,000
   Joseph Korff................................................      50,000
   Carolyn H. Kornblau.........................................      20,000
   Harry F. and Linda M. Krensky...............................      51,000

   SHAREHOLDER                                                  NUMBER OF SHARES
   -----------                                                  ----------------
   Charles T. and Nina A. Langpaul.............................       20,000
   Alicia Latkovski............................................       14,000
   David A. Leff, D.O..........................................       10,000
   Lengfeld S.A................................................       15,000
   Marc N. and Pamela Levin....................................       30,000
   Fred and Cindi Brandt Levin.................................        8,000
   Mark and Rachel Lipschutz...................................        8,000
   Gregory G. Mario............................................      100,000
   Mark Mazzonelli.............................................       50,000
   Michael L. and Cynthia G. McEachern.........................       30,000
   Terrence L. Mealy...........................................       20,000
   Edwin L. Miller.............................................       50,000
   Stuart P. Milsten...........................................       10,000
   Daniel S. Mintz.............................................      100,000
   Richard and Maria Molinsky..................................       33,000
   Mario M. Morino.............................................      100,000
   Michael Moskowitz...........................................       50,000
   James Mossman...............................................       50,000
   William J. Murray...........................................       30,000
   Guarantee & Trust Co. TTEEFBO Philip Musicant...............       20,000
   Fred T. and Elyce L. Perlstadt..............................       20,000
   Richard E. and Selena Lynn Pickering........................       15,000
   Gabriel Politzer............................................       10,000
   John G. Powers..............................................       10,000
   Renwick Alpha Fund..........................................      100,000
   Michael J. Reilly...........................................       40,000
   Chris K. Richey.............................................       16,500
   Mark Rosenblatt and Sarah M. Stern..........................       50,000
   Joseph and Sydell Roth......................................       10,000
   Andrea R. Ryan..............................................       10,000
   Robert Schiller.............................................       20,000
   Geoffrey G. G. Sharp........................................       10,000
   Meyar Sheik.................................................       10,000
   Jesse and Rochelle E. Shereff...............................       20,000
   Howard Siegel...............................................       10,000
   Simon Family Associates.....................................       10,000
   Richard L. Smith............................................       87,500
   Bruce Todd Spector..........................................       10,000
   Robin Lee Steinfeld.........................................       10,000
   Alan Stupell................................................       20,000
   Sarah Swiatycki.............................................       10,000
   Charles and Roseann Terzano.................................       10,000
   Burton H. and Elaine Traub..................................       10,000
   Laurence Usdin..............................................       20,000
   Voice Compression Associates................................      121,000
   Lauren S. Youner............................................        4,000
   Lester W. Youner and Sherry Youner..........................       26,000
   Ronald L. Zander............................................       10,000
                                                                   ---------
                                                                   3,300,000
                                                                   =========

  The Company relied on the exemption afforded from registration set forth in
Section 4(2) of the Act and Regulation D promulgated thereunder. No fees were paid in connection with the foregoing sales of securities.

  (d) In December 1995, the Company sold a total of 4,000,000 shares of Series A Preferred Stock. The Company sold the shares of Series A Preferred Stock to the following persons at a price of $1.00 per share.

                                                             SHARES OF SERIES A
   SHAREHOLDER                                                PREFERRED STOCK
   -----------                                               ------------------
   Advent International Investors II Limited Partnership....         5,000
   Adtel Limited Partnership................................       500,000
   Advent Crown Fund C.V....................................       800,000
   Adwest Limited Partnership...............................       350,000
   Advent Israel (Bermuda) Limited Partnership..............        27,025
   Advent Israel Limited Partnership........................       222,975
   Advent Partners Limited Partnership......................        95,000
   North Bridge Venture Partners, L.P.......................     2,000,000
                                                                 ---------
                                                                 4,000,000
                                                                 =========

  The Company relied on the exemption from registration set forth in Section 4(2) of the Act. No fees were paid in connection with the foregoing sales of securities.

  (e) In March 1996, the Company sold 1,000,000 shares of Series A Preferred Stock to Intel Corporation and 1,000,000 shares of Series A Preferred Stock to Netscape Communications Corporation at a price of $1.00 per share. The Company relied on the exemption from registration set forth in Section 4(2) of the Act. No fees were paid in connection with the foregoing sales of securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

 1.              Form of Underwriting Agreement.**
 3.1             Certificate of Incorporation, as amended.**
 3.2             Bylaws.**
 4.1             Specimen Common Stock Certificate.**
 4.2             Form of Warrant to Purchase Shares of Common Stock.**
 5.              Opinion of Fulbright & Jaworski L.L.P.
10.1             Voxware, Inc. 1994 Stock Option Plan.**
10.2             Form of Voxware, Inc. Stock Option Agreement.**
10.3             Form of Indemnification Agreement.**
10.4             Series A Preferred Stock Purchase Agreement, dated December 19, 1995, as amended.**
10.5             Employment Agreement dated January 3, 1994, with Michael Goldstein, as amended.**
10.6             Employment Agreement dated February 1, 1995, with Kenneth H. Traub.**
10.7             Employment Agreement dated August 15, 1995, with Kenneth Whittington.**
10.8             Employment Agreement dated February 28, 1994, with J. Gerard Aguilar.**
10.9             Employment Agreement dated August 15, 1994, with Steven J. Ott.**
10.10            Technology Transfer Agreement Effective May 19, 1995, between Suat Yeldener Ph.D.
                  and Voxware, Inc.**+
10.11            Software License Agreement, dated January 31, 1996, with Netscape Communications
                  Corporation.**+
10.12            License Agreement, dated June 28, 1996 with America Online, Inc.**+
10.13            License Agreement, dated September 26, 1995 with Microsoft Corporation.**+
10.14            License Agreement, dated June 28, 1996 with USFI, Inc.**+

10.15  License Agreement, dated March 29, 1996 with VDOnet Corporation Ltd.**+
10.16  License Agreement, dated June 28, 1996 with Vienna Systems Corporation.**+
10.17  Lease, dated April 10, 1996, between College Road Associates, Limited Partnership and the Company.**
10.18  Acquisition Agreement, dated January 30, 1996, with K & F Software.**
10.19  Stockholders Agreement, dated December 19, 1995, as amended.**
10.20  License Agreement, dated September 13, 1996 with Lucent Technologies Inc.**+
10.21  1996 Employee Stock Purchase Plan.**
10.22  Letter of Intent with Silicon Valley Bank.**
10.23  License Agreement, dated September 27, 1996 with Disney Online.+
11.    Computation of Per Share Earnings.**
16.    Letter from Ernst & Young LLP respecting change in certifying accountant.**
23.1   Consent of Arthur Andersen LLP.**
23.2   Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5).
24.    Power of Attorney.**
27.    Financial Data Schedule.**

--------
 +A request for confidential treatment has been made for portions of such document.
**Previously filed.

  (b) Financial Statement Schedules.

  Not Applicable.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (2) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PRINCETON AND STATE OF NEW JERSEY ON THE 14TH DAY OF OCTOBER 1996.

                                          Voxware, Inc.

                                                   /s/ Michael Goldstein
                                          By: _________________________________
                                                     Michael Goldstein
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


        /s/ Michael Goldstein           President and Chief
-------------------------------------    Executive Officer     October 14, 1996
          MICHAEL GOLDSTEIN              and Director
                                         (principal
                                         executive officer)

        /s/ Kenneth H. Traub            Executive Vice         October 14, 1996
-------------------------------------    President, Chief
          KENNETH H. TRAUB               Financial Officer,
                                         Secretary and
                                         Director (principal
                                         financial officer)

       /s/ J. Gerard Aguilar*           Director               October 14, 1996
-------------------------------------
          J. GERARD AGUILAR

        /s/ William J. Geary*           Director               October 14, 1995
-------------------------------------
          WILLIAM J. GEARY

        /s/ Jordan S. Davis*            Director               October 14, 1996
-------------------------------------
           JORDAN S. DAVIS

        /s/ Andrew I. Fillat*           Director               October 14, 1996
-------------------------------------
          ANDREW I. FILLAT

           /s/ David Roux*              Director               October 14, 1996
-------------------------------------
             DAVID ROUX

       /s/ Richard M. Schell*           Director               October 14, 1996
-------------------------------------
          RICHARD M. SCHELL

        /s/ Nicholas Narlis*            Controller, Chief      October 14, 1996
-------------------------------------    Accounting Officer
           NICHOLAS NARLIS               and Treasurer
                                         (principal accounting
                                         officer)



*By       /s/ Kenneth H. Traub
   ------------------------------------
  (Kenneth H. Traub as attorney-in-fact for each
       ofthe persons indicated)

                                 EXHIBIT INDEX

    EXHIBIT                                                                                             PAGE
     NUMBER                                     DESCRIPTION OF DOCUMENT                                NUMBER
     ------                                     -----------------------                                ------
 1.              Form of Underwriting Agreement.**
 3.1             Certificate of Incorporation, as amended.**
 3.2             Bylaws.**
 4.1             Specimen Common Stock Certificate.**
 4.2             Form of Warrant to Purchase Shares of Common Stock.**
 5.              Opinion of Fulbright & Jaworski L.L.P.
10.1             Voxware, Inc. 1994 Stock Option Plan.**
10.2             Form of Voxware, Inc. Stock Option Agreement.**
10.3             Form of Indemnification Agreement.**
10.4             Series A Preferred Stock Purchase Agreement, dated December 19, 1995, as amended.**
10.5             Employment Agreement dated January 3, 1994, with Michael Goldstein, as amended.**
10.6             Employment Agreement dated February 1, 1995, with Kenneth H. Traub.**
10.7             Employment Agreement dated August 15, 1995, with Kenneth Whittington.**
10.8             Employment Agreement dated February 28, 1994, with J. Gerard Aguilar.**
10.9             Employment Agreement dated August 15, 1994, with Steven J. Ott.**
10.10            Technology Transfer Agreement Effective May 19, 1995, between Suat Yeldener Ph.D.
                  and Voxware, Inc.**+
10.11            Software License Agreement, dated January 31, 1996, with Netscape Communications
                  Corporation.**+
10.12            License Agreement, dated June 28, 1996 with America Online, Inc.**+
10.13            License Agreement, dated September 26, 1995 with Microsoft Corporation.**+
10.14            License Agreement, dated June 28, 1996 with USFI, Inc.**+
10.15            License Agreement, dated March 29, 1996 with VDOnet Corporation Ltd.**+
10.16            License Agreement, dated June 28, 1996 with Vienna Systems Corporation.**+
10.17            Lease, dated April 10, 1996, between College Road Associates, Limited Partnership and the Company.**
10.18            Acquisition Agreement, dated January 30, 1996, with K & F Software.**
10.19            Stockholders Agreement, dated December 19, 1995, as amended.**
10.20            License Agreement, dated September 13, 1996 with Lucent Technologies Inc.**+
10.21            1996 Employee Stock Purchase Plan.**
10.22            Letter of Intent with Silicon Valley Bank.**
10.23            License Agreement, dated September 27, 1996 with Disney Online.+
11.              Computation of Per Share Earnings.**
16.              Letter from Ernst & Young LLP respecting change in certifying accountant.**
23.1             Consent of Arthur Andersen LLP.**
23.2             Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5).
24.              Power of Attorney.**
27.              Financial Data Schedule.**

--------
 +A request for confidential treatment has been made for portions of such document.
**Previously filed.